EXHIBIT 99.1
     El Paso Corporation
     P.O. Box 2511
     Houston, Texas 77252-2511

     For Immediate Release
     ---------------------

      EL PASO CORPORATION ASKS SHAREHOLDERS TO REJECT ZILKHA PROPOSAL
               AND SUPPORT COMPANY'S BUSINESS PLAN EXECUTION

     HOUSTON, TEXAS, FEBRUARY 18, 2003-El Paso Corporation urged its shareholders to reject the proposal announced today by Selim Zilkha seeking the removal of the company's entire board of directors and the election of himself and eight of his hand-picked representatives to the El Paso board of directors at the company's annual meeting of shareholders. The company reaffirmed its commitment to the execution of its business plan. El Paso believes that Mr. Zilkha's decision to take such action at this time is highly disruptive for the company.

          El Paso's previously announced business plan is based upon five key principles:
            - Preserving and enhancing the value of the company's core businesses
            -    Exiting non-core businesses quickly, but prudently
            - Strengthening and simplifying the company's balance sheet while maximizing liquidity
            -    Aggressively pursuing additional cost reductions
            - Continuing to work diligently to resolve litigation and regulatory matters

          With respect to Mr. Zilkha, the company noted:
          El Paso has consistently sought to engage Mr. Zilkha as a shareholder in a dialogue including meetings with him and his advisors to address his concerns. Mr. Zilkha has proposed removing all of El Paso's current directors, whose years of experience and knowledge in our core businesses is especially critical. In addition to focusing on executing its five-point business plan, the company has: commenced a process for selecting a new CEO to succeed William A. Wise; appointed Robert W. Goldman, former senior vice president, finance and chief financial officer of Conoco Inc., as a director; and is continuing in the process of adding additional independent directors to its high quality board. In fact, the company offered Mr. Zilkha the opportunity to participate in this process by submitting candidates for nomination to the El Paso board. Despite the company's efforts to reach out to Mr. Zilkha, he has rejected its proposals and chosen to launch this counterproductive and disruptive proxy campaign.

          Ronald L. Kuehn, Jr., El Paso's lead director, stated: "Given all the recent actions by the company and our efforts to reach out to Mr. Zilkha, we can only conclude that he is focused on punishing El Paso over the past rather than constructively working with us to improve our future."
          The company also noted that:
        - As a former member of the El Paso board, and later as an advisory director of the company, Mr. Zilkha supported the strategic decisions he is now criticizing.
        - Mr. Zilkha chose voluntarily to relinquish his role as an advisory director, so as to be free from limitations on his personal sales of company stock.
        - Mr. Zilkha is working with Oscar Wyatt on this proxy contest. Based upon Mr. Wyatt's past history, his current adversarial relationship with El Paso, and his ownership of a competing business, the company believes that there are clear conflicts between Mr. Wyatt's interests and those of our shareholders.

          El Paso Corporation is the leading provider of natural gas services and the largest pipeline company in North America. The company has core businesses in production, pipelines, midstream services, and power. El Paso Corporation, rich in assets and fully integrated across the natural gas value chain, is committed to developing new supplies and technologies to deliver energy. For more information, visit www.elpaso.com.

         CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made
     every  reasonable  effort  to  ensure  that  the  information   and
     assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors
     could   cause  actual  results  to  differ  materially   from   the
     projections, anticipated results or other expectations expressed in this release, including, without limitation, our ability to attract and retain qualified members of the Board of Directors and senior management; our ability to successfully exit the energy trading business; our ability to divest of certain non-core assets;
     inability to realize anticipated synergies and cost savings associated with mergers and acquisitions on a timely basis; difficulty in integration of the operations of previously acquired
     companies,  competition,   the   successful implementation  of  the
     2003 business plan, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings.
     While  the  company  makes   these  statements  and projections in
     good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. Shareholders of El Paso Corporation are strongly advised to read El Paso's proxy statement relating to its 2003 annual meeting of shareholders when it becomes available, as it will contain important  information. Shareholders  will  be able to obtain this  proxy  statement,  any amendments  or supplements to the proxy statement  and  any  other documents  filed by  El  Paso  with the  Securities  and  Exchange Commission  for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, El Paso will mail, or notify shareholders electronically of the availability and location of the electronic version of the proxy statement if consent has been received, the proxy statement to each shareholder of record on the record date to be established for  the
     shareholders'  meeting.   Copies of the  proxy  statement  and  any
     amendments and supplements to the proxy statement will also be available for free at El Paso's Internet website at www.elpaso.com or by writing to El Paso Corporation, Investor Relations, PO Box 2511, Houston, TX 77252.

          Information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso's shareholders is contained in Schedule 14A to be filed by El Paso with the Securities and Exchange Commission.

          To the extent that individual customers, independent industry researchers, financial analysts, or El Paso commissioned research, are quoted herein, it is El Paso's policy to use reasonable efforts to verify the source and accuracy of the quote. El Paso has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.
                                    ___

     Contacts:
     Communications and Government Affairs      Investor Relations
     -------------------------------------      ------------------
     Norma F. Dunn                              Bruce L. Connery
     Senior Vice President                      Vice President
     Office:   (713) 420-3750                   Office: (713) 420-5855
     Fax:      (713) 420-3632                   Fax:    (713)420-4417

                              Joele Frank/Dan Katcher
                              Office :  (212) 355-4449